EXHIBIT 32.1

                    CERTIFICATION OF KUSHI NATURAL FOODS CORP
                                   PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                                    REGARDING
        ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2003


         Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections
(a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Kushi Natural Foods Corp, a Delaware corporation ("Kushi"), does hereby certify that:

1. Kushi's Annual Report on Form 10-KSB for the year ended December 31, 2003 (the "Form 10-KSB") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. Information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of Kushi.



Dated: March 30, 2004                    /s/ Dr. Eugene Stricker
                                         ---------------------------------------
                                         Dr. Eugene Stricker
                                         President (Principal Executive Officer)


Dated: March 30, 2004                    /s/ Daniel A. France
                                         ---------------------------------------
                                         Daniel A. France
                                         Treasurer (Principal Financial
                                         and Accounting Officer)